Exhibit 23.1

INDEPENDENT AUDITOR’S CONSENT

We hereby consent to the incorporation by reference in Registration Statement (No. 333-238701) on Form S-3 and the Registration Statements (Nos. 333-248441 and 333-260036) on Form S-8 of Beam Global (the “Company”) of our report dated May 18, 2022 with respect to the financial statements of All Cell Technologies, LLC, for the year ended December 31, 2021, which is incorporated by reference in this Current Report on Form 8-K/A of the Company on May 18, 2022.

/s/ CohnReznick LLP